Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces Third Quarter 2024 Results

LONDON, U.K. December 19, 2024— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the third quarter ended September 29, 2024.

Third Quarter 2024 Highlights

•
Total Members in the third quarter 2024 grew to 267,494 from 264,540 in second quarter 2024 and by 4.8% year-over-year
o
Soho House Members grew to 208,078 from 204,028 in second quarter 2024, and 13% year-over-year
o
SHCO Membership waitlist sits at approximately 111,000, remaining at record levels
•
Total revenues of $333.4 million, 13.6% year-over-year growth from revised third quarter 2023
•
Membership revenues grew to $107.4 million, a 16.7% increase year-over-year from revised third quarter 2023, accounting for 32.2% of Total revenues
•
In-House revenues of $120.7 million, up $5.4 million year-over-year from revised third quarter 2023
o
Revenue Per Available Room (“RevPAR”) was 5% higher year-over-year on a like-for-like basis
•
Net income attributable to Soho House & Co Inc. was $0.2 million or $0.00 per share
•
Adjusted EBITDA was $48.3 million, up $13.2 million from revised third quarter 2023
•
Opened Soho Mews House in the quarter

"Our third quarter results reflect the strength of our membership model. Membership revenues grew 17% year-on-year, while we achieved our highest ever quarterly Total revenues and Adjusted EBITDA. At the end of the period, we opened Soho Mews House in London, our 45th House, with great feedback from members. We have continued to see significant demand for other recent openings, including Sao Paulo, Mexico City and Portland,” said Andrew Carnie, CEO of Soho House & Co.

"Despite a choppy consumer environment, our long-term strategic focus on operational excellence and delivering the best member experience continues to drive improved performance. As always, I’d like to thank our teams for their passion and hard work, and members around the world for their continued loyalty.”

Summary of Financial Results for the Quarter Ended September 29, 2024

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	September 29, 2024	October 1, 2023 (As Revised)(2)
	(Unaudited)
Total revenues	$333,368	$293,387
Membership revenues	107,394	92,049
In-House revenues	120,658	115,223
Other revenues	105,316	86,115
Operating income (loss)	37,884	(27,386)
House-Level Contribution(1)	60,835	51,957
House-Level Contribution margin (%)(1)	28%	26%
Other Contribution(1)	27,064	21,816
Other contribution margin (%)(1)	24%	23%
Net income (loss) attributable to SHCO	175	(49,345)
Adjusted EBITDA(1)	48,281	35,055
Adjusted EBITDA margin (%)(1)	14%	12%
Weighted average Class A and Class B Shares outstanding (basic)	194,514,544	196,153,371
Weighted average Class A and Class B Shares outstanding (diluted)	195,485,259	196,153,371
Basic income (loss) per share	$0.00	$(0.25)
Diluted income (loss) per share	$0.00	$(0.25)

The following selected items listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands)	September 29, 2024	October 1, 2023 (As Revised)(2)
	(Unaudited)
Pre-opening expenses	$2,561	$5,094
Non-cash rent	(3,261)	(149)
Deferred registration fees, net	(467)	(465)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

(2) Reflects adjustment of prior period financial statements as discussed in the section "Revision of Prior Period Financial Statements" below.

We delivered the following highlights against our strategic priorities in the third quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 208,078 from 204,028 in second quarter 2024, and 13% YoY
•
Focused rollout of initiatives continue to improve member experience and service in our Houses, as illustrated by higher member satisfaction scores
•
Opened Soho Mews House in the quarter, which has received great feedback from our members

2. Operational Excellence to Drive Profitability

•
We achieved third quarter 2024 Adjusted EBITDA of $48.3 million, with Adjusted EBITDA margins of 14%
•
Like-for-like Food & Beverage margins at our Houses improved compared to the third quarter 2023, despite cost inflation
•
Further streamlined corporate support functions

Membership Summary for the Quarter Ended September 29, 2024

	As of
	September 29, 2024	October 1, 2023
	(Unaudited)
Total Members	267,494	255,252
Soho House	208,078	184,542
Frozen Members	10,020	5,417
Soho Friends	53,235	64,614
Soho Works	6,181	6,096
SH APP Active Users	212,993	187,759

	As of
	September 29, 2024	October 1, 2023
	(Unaudited)
Number of Soho Houses	45	42
The Americas	17	15
United Kingdom	14	13
Europe/RoW	14	14
Number of Soho House Members	208,078	184,542
The Americas	79,020	67,664
United Kingdom	72,777	67,931
Europe/RoW	44,402	39,850
All Other	11,879	9,097
Number of Other Members	59,416	70,710
The Americas	16,081	19,239
United Kingdom	35,630	42,402
Europe/RoW	7,705	9,069
Number of Total Members	267,494	255,252
Number of Active App Users	212,993	187,759

Memberships

•
Total Members grew to 267,494 from 264,540 in second quarter 2024 and by 4.8% year-over-year
•
Total Soho House Members grew to 208,078 from 204,028 in second quarter 2024, driven by continued high retention rates, alongside membership intakes in both new and existing Houses
•
Frozen Members was 10,020 at the end of third quarter 2024
•
Other Memberships including Soho Friends and Soho Works was 59,416 members, a decrease of 1,096 from the end of the second quarter 2024

Financing and Balance Sheet

•
SHCO ended third quarter 2024 with Cash and cash equivalents and Restricted cash of $147 million
•
The company repurchased approximately 2.3 million shares for $13 million in the third quarter 2024

Updated Fiscal 2024 Guidance

The following forward-looking statements reflect our current expectations as of today, December 19, 2024:

	Old Fiscal 2024 Guidance	New Fiscal 2024 Guidance
Total Soho House Members	>212,000	>212,000
Membership revenues	$410m – $420m	$410m – $420m
Total revenues*	$1,200m – $1,250m	Approx. $1,200m
Adjusted EBITDA**	$157m – $165m	Approx. $140m

*Assumes no material year-over-year FX impact, reflecting bank estimates

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$15-20m combined for fiscal 2024 as a whole

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Thursday, December 19, 2024 at 9am EST / 2pm BST.

A live broadcast and accompanying presentation will be available at www.sohohouseco.com.

To listen to the live conference call via telephone, please dial:

USA
New York (646) 307 1963

USA & Canada Toll-Free (800) 715 9871

UK
London +44 (0)20 3481 4247
UK Toll-Free +44 (0)800 260 6466

Conference ID 1756812

A replay of the webcast will be available on our website following the call for up to 90 days.

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA, Share-based compensation expense, impairment of intangible assets, and other applicable items. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses or other applicable items. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses, pre-opening expenses, foreign exchange gain/loss, Share-based compensation expense and other applicable items. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net income (loss) to Adjusted EBITDA for the 13 weeks ending September 29, 2024 and October 1, 2023 is set forth below:

	For the 13 Weeks Ended		Percent Change
	September 29, 2024	October 1, 2023 (As Revised)(4)	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands, except share and per share amounts or unless otherwise noted)
Net income (loss)	$718	$(48,433)	n/m	n/m
Depreciation and amortization	26,017	24,503	6%	1%
Interest expense, net	20,658	18,799	10%	5%
Income tax benefit	18,026	4,208	n/m	n/m
EBITDA	65,419	(923)	n/m	n/m
(Gain) Loss on sale of property and other, net	236	(7)	n/m	n/m
Share of income of equity method investments	(1,754)	(1,953)	10%	14%
Foreign exchange (gain) loss, net⁽²⁾	(39,591)	30,698	n/m	n/m
Share of equity method investments adjusted EBITDA	2,367	2,557	(7)%	(12)%
Share-based compensation expense	3,513	4,683	(25)%	(28)%
Operational reorganization and severance expense(3)	4,023	—	n/m	n/m
Impairment of long-lived assets	14,068	—	n/m	n/m
Adjusted EBITDA	$48,281	$35,055	38%	31%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
Expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams.
4.
See "Revision of Prior Period Financial Statements" for further information on the revised financial information.
5.
Following the Company's impairment review, the Company recognized $14 million of impairment losses on long-lived assets (comprised of $11 million in respect of Operating lease assets and $3 million of Property and equipment, net), of which $14 million is in respect of Soho Works North America and less than $1 million relates to a UK restaurant site.

A reconciliation of Operating income (loss) to House-Level Contribution & Other Contribution for the 13 weeks ending September 29, 2024 and October 1, 2023 is set forth below:

	For the 13 Weeks Ended
	September 29, 2024	October 1, 2023 (As Revised)(2)	Change %	October 1, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$37,884	$(27,386)	n/m	$(33,721)	n/m
General and administrative	39,672	35,564	12%	37,297	6%
Pre-opening expenses	2,561	5,094	(50)%	5,342	(52)%
Depreciation and amortization	26,017	24,503	6%	25,697	1%
Share-based compensation	3,513	4,683	(25)%	4,911	(28)%
Foreign exchange (gain) loss, net	(39,591)	30,698	n/m	32,193	n/m
Loss on impairment of long-lived assets	14,068	—	n/m	—	n/m
Other, net	3,775	617	n/m	647	n/m
Non-House membership revenues	(8,427)	(8,084)	(4)%	(8,478)	1%
Other revenues	(105,316)	(86,115)	(22)%	(89,567)	(18)%
Other operating expenses	86,679	72,383	20%	75,909	14%
House-Level Contribution	$60,835	$51,957	17%	$50,230	21%
Operating profit (loss) margin	11%	(9)%		(9)%
House-Level contribution margin	28%	26%		26%

	For the 13 Weeks Ended
	September 29, 2024	October 1, 2023 (As Revised)(2)	Change %	October 1, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$37,884	$(27,386)	n/m	$(33,721)	n/m
General and administrative	39,672	35,564	12%	37,297	6%
Pre-opening expenses	2,561	5,094	(50)%	5,342	(52)%
Depreciation and amortization	26,017	24,503	6%	25,697	1%
Share-based compensation	3,513	4,683	(25)%	4,911	(28)%
Foreign exchange loss, net	(39,591)	30,698	n/m	32,193	n/m
Loss on impairment of long-lived assets	14,068	—	n/m	—	n/m
Other, net	3,775	617	n/m	647	n/m
House membership revenues	(98,967)	(83,965)	(18)%	(85,933)	(15)%
In-House revenues	(120,658)	(115,223)	(5)%	(118,700)	(2)%
In-House operating expenses	158,790	147,231	8%	154,403	3%
Total Other Contribution	$27,064	$21,816	24%	$22,136	22%
Operating profit (loss) margin	11%	(9)%		(9)%
Other Contribution Margin	24%	23%		23%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
See "Revision of Prior Period Financial Statements" for further information on the revised financial information.

Condensed unaudited Consolidated Statements of Operations for the 13 weeks ended September 29, 2024 and October 1, 2023:

	For the 13 Weeks Ended
(in thousands, except for per share data)	September 29, 2024	October 1, 2023 (As Revised)(1)
Revenues
Membership revenues	$107,394	$92,049
In-House revenues	120,658	115,223
Other revenues	105,316	86,115
Total revenues	333,368	293,387
Operating expenses
In-House operating expenses	(158,790)	(147,231)
Other operating expenses	(86,679)	(72,383)
General and administrative expenses	(39,672)	(35,564)
Pre-opening expenses	(2,561)	(5,094)
Depreciation and amortization	(26,017)	(24,503)
Share-based compensation	(3,513)	(4,683)
Foreign exchange gain (loss), net	39,591	(30,698)
Loss on impairment of long-lived assets	(14,068)	—
Other, net	(3,775)	(617)
Total operating expenses	(295,484)	(320,773)
Operating income (loss)	37,884	(27,386)
Other (expense) income
Interest expense, net	(20,658)	(18,799)
Gain (loss) on sale of property and other, net	(236)	7
Share of income of equity method investments	1,754	1,953
Total other expense, net	(19,140)	(16,839)
Income (loss) before income taxes	18,744	(44,225)
Income tax (expense) benefit	(18,026)	(4,208)
Net income (loss)	718	(48,433)
Net income (loss) attributable to noncontrolling interests	(543)	(912)
Net income (loss) attributable to Soho House & Co Inc.	$175	$(49,345)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$0.00	$(0.25)
Diluted	0.00	(0.25)
Weighted average shares outstanding
Basic	194,515	196,153
Diluted	195,485	196,153

1.
See "Revision of Prior Period Financial Statements" for further information on the revised financial information.

Revision of Prior Period Financial Statements

On November 6, 2024, the Company announced that it is replacing legacy systems with a new modernized finance Enterprise Resource Planning (“ERP”) system to support its long-term success, controls and strategic growth initiatives. In preparation for the systems upgrade, the Company has undertaken a number of initiatives including continuing to work with external consultants to support the review and assist in strengthening its internal controls and processes including reconciliations and completing the implementation of a new ERP system for its retail business in August 2024. Further, the Company is focused on continuing to bolster its Transformation and Finance teams including by hiring a Chief Transformation Officer (November 2024) to lead the ERP system implementation and hiring a number of personnel with a higher level of knowledge and experience with the application of US GAAP, internal audit and SOX compliance.

Through the performance of these activities, management identified misstatements in its previously issued financial statements and confirmed the financial statement impact of previously identified uncorrected immaterial misstatements. While correction of these adjustments as out of period corrections would be material in aggregate to the current period, the Company determined the impacts of these misstatements were not material to the financial statements for all prior periods identified. As a result, the Company has revised its Fiscal 2023 and Fiscal 2022 consolidated financial statements and Q2 2024, Q1 2024, Q3 2023, Q2 2023 and Q1 2023 unaudited condensed consolidated financial statements to adjust for the impact of these misstatements.

The Company has classified the majority of the misstatements into the following major categories:

1.
North America segment balance sheet reconciliations – the Company identified misstatements during the balance sheet reconciliation process which impacted several years and financial statement line items. The identified misstatements primarily related to items that should have been expensed as In-House and Other operating expenses but were manually coded incorrectly or not picked up in our systems. On the statement of operations, this misstatement resulted in an understatement of net loss of $5 million in Fiscal 2022, $7 million in Fiscal 2023, an overstatement of less than $1 million in Q1 2024 and an understatement of less than $1 million in Q2 2024. The misstatements identified included a net decrease in Cash and cash equivalents of $1 million as at Fiscal 2022, $3 million as at Fiscal 2023, $2 million in Q1 2023, Q2 2023 and Q3 2023, $3 million as at Q1 2024 and Q2 2024, related to unrecorded credit card fees and identified errors in transactions recorded in the cash control account for which cash was not received.
2.
Soho Home sale transactions – the Company implemented a new ERP system for the retail business in August 2024. As part of the cutover process into the new system, transactions were identified that had not been loaded from the commercial third party external system into the Company’s previous ERP system. On the statement of operations, this misstatement resulted in an understatement of Other revenues and Other operating expenses of $3 million and $1 million in Fiscal 2022, respectively; and $1 million and less than $1 million in Fiscal 2023, respectively, so an understatement of net income of $2 million in Fiscal 2022; and less than $1 million in Fiscal 2023. There was no impact on Cash and cash equivalents from this revision.
3.
Soho Works embedded lease accounting – the Company had not correctly identified a large Soho Works office contract as an embedded lease and failed to split the payments received under this contract as Membership revenues and as a credit to Other operating expenses (rent expense). This misstatement resulted in an overstatement of Membership revenues and Other operating expenses of $5 million in Fiscal 2023, $1 million in Q1 2024 and $1 million in Q2

2024, respectively, which offset one another to have a net nil impact on net income. There was no impact on Cash and cash equivalents from this revision.
4.
Revenue recognition of exclusivity and incentive fees – in Q3 2023, the Company incorrectly recognized revenue in connection with two contracts in the Asian region at a point in time through Other revenues rather than over time through the identified performance obligation period. On the statement of operations, this misstatement resulted in an overstatement of Other revenues of $6 million in Q3 2023 and Fiscal 2023, respectively, and an understatement of Other revenues of less than $1 million in Q1 2024 and Q2 2024, respectively. There was no impact on Cash and cash equivalents from this revision.
5.
Income tax (expense) benefit – the Company identified a misstatement in the geographic allocation of its legal entity level forecasts which impacted the calculation of the interim tax (expense) for Q1 2024 and Q2 2024 previously reported periods. There was no material impact on Group level forecasts. These adjustments resulted in revisions to its estimated annual effective tax rate and the interim tax (expense) benefit previously recorded in Q1 2024 and Q2 2024. On the statement of operations, this misstatement resulted in an overstatement of the income tax (expense) of $4 million in Q1 2024 and $5 million in Q2 2024, which have a cumulative impact of $9 million on net income. There was no impact on Cash and cash equivalents from this revision.

The identified misstatements resulted in adjustments to a various financial statement line items in the the statements of operations across the periods presented in the tables below as follows:

•
an immaterial overstatement of Total revenues, Other operating expenses, Depreciation and amortization, Income tax expense, and
•
an immaterial understatement of In-House operating expenses and Pre-opening expenses.

The Company assessed the materiality of the errors, both individually and in aggregate, including as out of period corrections in the current period as well as corrections to impacted prior period consolidated financial statements, on a qualitative and quantitative basis in accordance with SEC Staff Accounting Bulletins (“SAB”) No. 99, Materiality, and No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, codified in Accounting Standards Codification (“ASC”) Topic 250, Accounting Changes and Error Corrections. The Company evaluated the materiality of the errors on the Fiscal 2023 and Fiscal 2022 consolidated financial statements and Q2 2024, Q1 2024, Q3 2023, Q2 2023 and Q1 2023 unaudited condensed consolidated financial statements and determined that they did not result in a material misstatement to the financial condition, results of operations, change of trend, or liquidity for any of these periods previously presented. However, the Company determined that the effect of recording the misstatements during the 13-week and 39-week periods ended as of September 29, 2024, would be material to the consolidated financial statements for the 52-week period ended December 29, 2024. As a result, the Company revised its previously issued consolidated financial statements.

The revision of the historical consolidated financial statements also includes the correction of other previously identified immaterial errors, which have impacted a number of financial statement line items in the balance sheets, the statements of operations and the statements of cash flows across the periods presented in the tables that follow. The Company had previously determined that these adjustments did not, either individually or in the aggregate, result in a material misstatement of its previously issued consolidated financial statements. Further, the revision of the Fiscal 2022 consolidated financial statements includes as an out of period adjustment misstatements identified impacting periods pre-Fiscal 2022. Management has concluded that the impact pre-Fiscal 2022 is not material and will be part of the revisions in Fiscal 2022.

The Company believes the misstatements identified are related to manual processes and the existing material weaknesses in our control over financial reporting as described in the most recently filed Form 10-K for the fiscal year as of and ended December 31, 2023. The Company has devoted, and will continue to devote, significant time and resources to complete its remediation of the material weaknesses. The following components of the ongoing remediation plan, among others, are:

•
Further enhancing our staff's skill-level and number of accounting staff within the finance department, especially in the Americas
•
Implementing a new ERP system that supports the transition away from manual processes and legacy systems
•
Investing in and improving other finance and controls related technology
•
Continuing to engage with external consultants to support the review and assist in strengthening the Company’s internal controls and processes

The Company considers that the actions described above are comprehensive and will remediate the material weaknesses and strengthen the Company’s internal control over financial reporting. Given the Company on-going process of recruiting experienced accounting staff and implementing the new ERP system, the Company believes that additional time will be beneficial to demonstrate that the new personnel, in conjunction with the new system, have the ability to consistently perform their responsibilities to ensure that the material weaknesses have been fully remediated. Therefore, the Company has concluded that these material weaknesses will not be considered fully remediated until the remediation actions, including those above, have operated effectively for a sufficient period of time and have been sufficiently tested.

Further information regarding the misstatements and related revisions including details of the corrections on the impacted financial statement line items are summarized in the tables below.

Consolidated Statements of Operations
	13 weeks ended March 31, 2024			13 weeks ended June 30, 2024
	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$100,191	$(1,242)	$98,949	$103,584	$(1,237)	$102,347
In-House revenues	110,401	(131)	110,270	128,352	(1,067)	127,285
Other revenues	52,554	171	52,725	73,210	105	73,315
Total revenues	263,146	(1,202)	261,944	305,146	(2,199)	302,947

Operating expenses
In-House operating expenses	(151,629)	158	(151,471)	(162,884)	(1,095)	(163,979)
Other operating expenses	(53,967)	1,542	(52,425)	(68,400)	1,489	(66,911)
General and administrative	(34,372)	-	(34,372)	(38,726)	-	(38,726)
Pre-opening expenses	(5,754)	8	(5,746)	(5,652)	1	(5,651)
Depreciation and amortization	(25,744)	250	(25,494)	(25,381)	250	(25,131)
Share-based compensation	(8,039)	-	(8,039)	(3,598)	-	(3,598)
Foreign exchange (loss) gain, net	(5,481)	-	(5,481)	(5,173)	-	(5,173)
Other, net	(3,243)	-	(3,243)	(6,700)	(20)	(6,720)
Total operating expenses	(288,229)	1,958	(286,271)	(316,514)	625	(315,889)
Operating income (loss)	(25,083)	756	(24,327)	(11,368)	(1,574)	(12,942)
Other (expense) income
Interest expense, net	(21,199)	-	(21,199)	(19,989)	-	(19,989)
Gain (loss) on sale of property and other, net	65	-	65	109	-	109
Share of profit (loss) of equity method investments	377	-	377	1,514	-	1,514
Total other expense, net	(20,757)	-	(20,757)	(18,366)	-	(18,366)
Loss before income taxes	(45,840)	756	(45,084)	(29,734)	(1,574)	(31,308)
Income tax (expense) benefit	(499)	3,725	3,226	(4,441)	5,544	1,103
Net loss	(46,339)	4,481	(41,858)	(34,175)	3,970	(30,205)
Net loss (income) attributable to noncontrolling interest	299	-	299	306	-	306
Net loss attributable to Soho House & Co Inc.	$(46,040)	$4,481	$(41,559)	$(33,869)	$3,970	$(29,899)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.24)	$0.02	$(0.21)	$(0.17)	$0.02	$(0.15)
Weighted average shares outstanding
Basic and diluted	195,711	-	195,711	196,258	-	196,258

	26 weeks ended June 30, 2024
	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$203,775	$(2,479)	$201,296
In-House revenues	238,753	(1,198)	237,555
Other revenues	125,764	276	126,040
Total revenues	568,292	(3,401)	564,891

Operating expenses
In-House operating expenses	(314,513)	(937)	(315,450)
Other operating expenses	(122,367)	3,031	(119,336)
General and administrative	(73,098)	-	(73,098)
Pre-opening expenses	(11,406)	9	(11,397)
Depreciation and amortization	(51,125)	500	(50,625)
Share-based compensation	(11,637)	-	(11,637)
Foreign exchange (loss) gain, net	(10,654)	-	(10,654)
Other, net	(9,943)	(20)	(9,963)
Total operating expenses	(604,743)	2,583	(602,160)
Operating income (loss)	(36,451)	(818)	(37,269)
Other (expense) income
Interest expense, net	(41,188)	-	(41,188)
Gain (loss) on sale of property and other, net	174	-	174
Share of profit (loss) of equity method investments	1,891	-	1,891
Total other expense, net	(39,123)	-	(39,123)
Loss before income taxes	(75,574)	(818)	(76,392)
Income tax (expense) benefit	(4,940)	9,269	4,329
Net loss	(80,514)	8,451	(72,063)
Net loss (income) attributable to noncontrolling interest	605	-	605
Net loss attributable to Soho House & Co Inc.	$(79,909)	$8,451	$(71,458)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.41)	$0.04	$(0.36)
Weighted average shares outstanding
Basic and diluted	195,987	-	195,987

	13 weeks ended April 2, 2023			13 weeks ended July 2, 2023
	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$83,248	$(1,198)	$82,050	$89,193	$(1,230)	$87,963
In-House revenues	116,078	-	116,078	125,480	81	125,561
Other revenues	55,883	(193)	55,690	74,250	170	74,420
Total revenues	255,209	(1,391)	253,818	288,923	(979)	287,944

Operating expenses
In-House operating expenses	(143,972)	(1,060)	(145,032)	(152,353)	(42)	(152,395)
Other operating expenses	(56,381)	1,167	(55,214)	(66,226)	1,084	(65,142)
General and administrative	(30,574)	-	(30,574)	(37,243)	-	(37,243)
Pre-opening expenses	(4,994)	(76)	(5,070)	(4,206)	1	(4,205)
Depreciation and amortization	(24,464)	19	(24,445)	(25,249)	35	(25,214)
Share-based compensation	(5,846)	-	(5,846)	(5,657)	-	(5,657)
Foreign exchange (loss) gain, net	13,013	-	13,013	21,584	-	21,584
Other, net	(1,029)	-	(1,029)	21	-	21
Total operating expenses	(254,247)	50	(254,197)	(269,329)	1,078	(268,251)
Operating income (loss)	962	(1,341)	(379)	19,594	99	19,693
Other (expense) income
Interest expense, net	(18,701)	-	(18,701)	(22,027)	-	(22,027)
Gain (loss) on sale of property and other, net	681	-	681	(92)	-	(92)
Share of profit (loss) of equity method investments	871	(12)	859	1,587	12	1,599
Total other expense, net	(17,149)	(12)	(17,161)	(20,532)	12	(20,520)
Loss before income taxes	(16,187)	(1,353)	(17,540)	(938)	111	(827)
Income tax (expense) benefit	171	-	171	(1,349)	-	(1,349)
Net loss	(16,016)	(1,353)	(17,369)	(2,287)	111	(2,176)
Net loss (income) attributable to noncontrolling interest	64	-	64	(357)	-	(357)
Net loss attributable to Soho House & Co Inc.	$(15,952)	$(1,353)	$(17,305)	$(2,644)	$111	$(2,533)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.08)	$(0.01)	$(0.09)	$(0.01)	$0.00	$(0.01)
Weighted average shares outstanding
Basic and diluted	195,422	-	195,422	195,662	-	195,662

	13 weeks ended October 1, 2023
	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$93,279	$(1,230)	$92,049
In-House revenues	115,288	(65)	115,223
Other revenues	92,390	(6,275)	86,115
Total revenues	300,957	(7,570)	293,387

Operating expenses
In-House operating expenses	(146,480)	(751)	(147,231)
Other operating expenses	(73,709)	1,326	(72,383)
General and administrative	(35,564)	-	(35,564)
Pre-opening expenses	(5,093)	(1)	(5,094)
Depreciation and amortization	(24,516)	13	(24,503)
Share-based compensation	(4,683)	-	(4,683)
Foreign exchange (loss) gain, net	(30,698)	-	(30,698)
Loss on impairment of long-lived assets	-	-	-
Other, net	(617)	-	(617)
Total operating expenses	(321,360)	587	(320,773)
Operating income (loss)	(20,403)	(6,983)	(27,386)
Other (expense) income
Interest expense, net	(18,799)	-	(18,799)
Gain (loss) on sale of property and other, net	7	-	7
Share of profit (loss) of equity method investments	1,953	-	1,953
Total other expense, net	(16,839)	-	(16,839)
Loss before income taxes	(37,242)	(6,983)	(44,225)
Income tax (expense) benefit	(4,208)	-	(4,208)
Net loss	(41,450)	(6,983)	(48,433)
Net loss (income) attributable to noncontrolling interest	(912)	-	(912)
Net loss attributable to Soho House & Co Inc.	$(42,362)	$(6,983)	$(49,345)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.22)	$(0.04)	$(0.25)
Weighted average shares outstanding
Basic and diluted	196,153	-	196,153

	13 weeks ended December 31, 2023
	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$95,767	$(1,224)	$94,543
In-House revenues	125,220	73	125,293
Other revenues	69,803	346	70,149
Total revenues	290,790	(805)	289,985

Operating expenses
In-House operating expenses	(146,552)	(1,265)	(147,817)
Other operating expenses	(62,167)	(1,991)	(64,158)
General and administrative	(40,202)	-	(40,202)
Pre-opening expenses	(4,311)	1	(4,310)
Depreciation and amortization	(37,174)	55	(37,119)
Share-based compensation	(4,044)	-	(4,044)
Foreign exchange (loss) gain, net	32,297	-	32,297
Loss on impairment of long-lived assets	(47,455)	(317)	(47,772)
Other, net	(4,338)	(43)	(4,381)
Total operating expenses	(313,946)	(3,560)	(317,506)
Operating income (loss)	(23,156)	(4,365)	(27,521)
Other (expense) income
Interest expense, net	(24,609)	-	(24,609)
Gain (loss) on sale of property and other, net	(1,634)	-	(1,634)
Share of profit (loss) of equity method investments	(2,511)	-	(2,511)
Total other expense, net	(28,754)	-	(28,754)
Loss before income taxes	(51,910)	(4,365)	(56,275)
Income tax (expense) benefit	(5,425)	-	(5,425)
Net loss	(57,335)	(4,365)	(61,700)
Net loss (income) attributable to noncontrolling interest	340	-	340
Net loss attributable to Soho House & Co Inc.	$(56,995)	$(4,365)	$(61,360)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.29)	$(0.02)	$(0.31)
Weighted average shares outstanding
Basic and diluted	195,126	-	195,126

	26 weeks ended July 2, 2023			39 weeks ended October 1, 2023			For the fiscal year ended December 31, 2023
	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$172,441	$(2,428)	$170,013	$265,720	$(3,658)	$262,062	$361,487	$(4,882)	$356,605
In-House revenues	241,558	81	241,639	356,846	16	356,862	482,066	89	482,155
Other revenues	130,133	(23)	130,110	222,523	(6,298)	216,225	292,326	(5,952)	286,374
Total revenues	544,132	(2,370)	541,762	845,089	(9,940)	835,149	1,135,879	(10,745)	1,125,134

Operating expenses
In-House operating expenses	(296,325)	(1,102)	(297,427)	(442,805)	(1,853)	(444,658)	(589,357)	(3,118)	(592,475)
Other operating expenses	(122,607)	2,251	(120,356)	(196,316)	3,577	(192,739)	(258,483)	1,586	(256,897)
General and administrative	(67,817)	-	(67,817)	(103,381)	-	(103,381)	(143,583)	-	(143,583)
Pre-opening expenses	(9,200)	(75)	(9,275)	(14,293)	(76)	(14,369)	(18,604)	(75)	(18,679)
Depreciation and amortization	(49,713)	54	(49,659)	(74,229)	67	(74,162)	(111,403)	122	(111,281)
Share-based compensation	(11,503)	-	(11,503)	(16,186)	-	(16,186)	(20,230)	-	(20,230)
Foreign exchange (loss) gain, net	34,597	-	34,597	3,899	-	3,899	36,196	-	36,196
Loss on impairment of long-lived assets	-	-	-	-	-	-	(47,455)	(317)	(47,772)
Other, net	(1,008)	-	(1,008)	(1,625)	-	(1,625)	(5,963)	(43)	(6,006)
Total operating expenses	(523,576)	1,128	(522,448)	(844,936)	1,715	(843,221)	(1,158,882)	(1,845)	(1,160,727)
Operating income (loss)	20,556	(1,242)	19,314	153	(8,225)	(8,072)	(23,003)	(12,590)	(35,593)
Other (expense) income
Interest expense, net	(40,728)	-	(40,728)	(59,527)	-	(59,527)	(84,136)	-	(84,136)
Gain (loss) on sale of property and other, net	589	-	589	596	-	596	(1,038)	-	(1,038)
Share of profit (loss) of equity method investments	2,458	-	2,458	4,411	-	4,411	1,900	-	1,900
Total other expense, net	(37,681)	-	(37,681)	(54,520)	-	(54,520)	(83,274)	-	(83,274)
Loss before income taxes	(17,125)	(1,242)	(18,367)	(54,367)	(8,225)	(62,592)	(106,277)	(12,590)	(118,867)
Income tax (expense) benefit	(1,178)	-	(1,178)	(5,386)	-	(5,386)	(10,811)	-	(10,811)
Net loss	(18,303)	(1,242)	(19,545)	(59,753)	(8,225)	(67,978)	(117,088)	(12,590)	(129,678)
Net loss (income) attributable to noncontrolling interest	(293)	-	(293)	(1,205)	-	(1,205)	(865)	-	(865)
Net loss attributable to Soho House & Co Inc.	$(18,596)	$(1,242)	$(19,838)	$(60,958)	$(8,225)	$(69,183)	$(117,953)	$(12,590)	$(130,543)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(0.10)	$(0.01)	$(0.10)	$(0.31)	$(0.04)	$(0.35)	$(0.60)	$(0.06)	$(0.67)
Weighted average shares outstanding
Basic and diluted	195,542	-	195,542	195,746	-	195,746	195,590	-	195,590

	For the fiscal year ended January 1, 2023
	As Previously Reported	Adjustment	As Revised
Revenues
Membership revenues	$272,809	$-	$272,809
In-House revenues	426,602	607	427,209
Other revenues	272,803	3,182	275,985
Total revenues	972,214	3,789	976,003

Operating expenses
In-House operating expenses	(524,929)	(5,800)	(530,729)
Other operating expenses	(250,336)	(1,565)	(251,901)
General and administrative	(123,435)	-	(123,435)
Pre-opening expenses	(14,081)	3	(14,078)
Depreciation and amortization	(99,930)	15	(99,915)
Share-based compensation	(27,681)	-	(27,681)
Foreign exchange (loss) gain, net	(69,600)	-	(69,600)
Other, net	(9,703)	-	(9,703)
Total operating expenses	(1,119,695)	(7,347)	(1,127,042)
Operating income (loss)	(147,481)	(3,558)	(151,039)
Other (expense) income
Interest expense, net	(71,499)	(19)	(71,518)
Gain (loss) on sale of property and other, net	390	-	390
Share of profit (loss) of equity method investments	3,941	-	3,941
Total other expense, net	(67,168)	(19)	(67,187)
Loss before income taxes	(214,649)	(3,577)	(218,226)
Income tax (expense) benefit	(5,131)	-	(5,131)
Net loss	(219,780)	(3,577)	(223,357)
Net loss (income) attributable to noncontrolling interest	(800)	-	(800)
Net loss attributable to Soho House & Co Inc.	$(220,580)	$(3,577)	$(224,157)
Net loss per share attributable to Class A and B common stock shareholders
Basic and diluted	$(1.10)	$(0.02)	$(1.12)
Weighted average shares outstanding
Basic and diluted	199,985	-	199,985

	For the 13 Weeks Ended			For the 26 Weeks Ended
	June 30, 2024 Actuals (As Previously Reported)	Adjustments	June 30, 2024 Actuals (As Revised)	June 30, 2024 Actuals (As previously reported)	Adjustments	June 30, 2024 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(34,175)	$3,970	$(30,205)	$(80,514)	$8,451	$(72,063)
Depreciation and amortization	25,381	(250)	25,131	51,125	(500)	50,625
Interest expense, net	19,989	—	19,989	41,188	—	41,188
Income tax benefit	4,441	(5,544)	(1,103)	4,940	(9,269)	(4,329)
EBITDA	15,636	(1,824)	13,812	16,739	(1,318)	15,421
(Gain) loss on sale of property and other, net	(109)	—	(109)	(174)	—	(174)
Share of income of equity method investments	(1,514)	—	(1,514)	(1,891)	—	(1,891)
Foreign exchange (gain) loss, net	5,173	—	5,173	10,654	—	10,654
Share of equity method investments adjusted EBITDA	2,811	—	2,811	4,551	—	4,551
Share-based compensation expense	3,598	—	3,598	11,637	—	11,637
Expenses related to shareholder activism	—	—	—	1,885	—	1,885
Expenses related to the evaluation of certain strategic transactions	930	—	930	2,424	—	2,424
Operational reorganization and severance expense	2,114	—	2,114	2,114	—	2,114
Impairment relating to intangible assets	4,710	—	4,710	4,710	—	4,710
Adjusted EBITDA	$33,349	(1,824)	$31,525	52,649	(1,318)	51,331

	For the 13 Weeks Ended
	March 31, 2024 Actuals (As Previously Reported)	Adjustments	March 31, 2024 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(46,339)	$4,481	$(41,858)
Depreciation and amortization	25,744	(250)	25,494
Interest expense, net	21,199	—	21,199
Income tax benefit	499	(3,725)	(3,226)
EBITDA	1,103	506	1,609
(Gain) loss on sale of property and other, net	(65)	—	(65)
Share of income of equity method investments	(377)	—	(377)
Foreign exchange (gain) loss, net	5,481	—	5,481
Share of equity method investments adjusted EBITDA	1,740	—	1,740
Share-based compensation expense	8,039	—	8,039
Expenses related to shareholder activism	1,885	—	1,885
Expenses related to evaluation of certain strategic transactions	1,494	—	1,494
Adjusted EBITDA	$19,300	$506	$19,806

	For the 13 Weeks Ended			For the Fiscal Year Ended
	December 31, 2023 Actuals (As Previously Reported)	Adjustments	December 31, 2023 Actuals (As Revised)	December 31, 2023 Actuals (As Previously Reported)	Adjustments	December 31, 2023 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net loss	$(57,335)	$(4,365)	$(61,700)	$(117,088)	$(12,590)	$(129,678)
Depreciation and amortization	37,174	(55)	37,119	111,403	(122)	111,281
Interest expense, net	24,609	—	24,609	84,136	—	84,136
Income tax expense	5,425	—	5,425	10,811	—	10,811
EBITDA	9,873	(4,420)	5,453	89,262	(12,712)	76,550
Gain (loss) on sale of property and other, net	1,634	—	1,634	1,038	—	1,038
Share of (income) loss of equity method investments	2,511	—	2,511	(1,900)	—	(1,900)
Foreign exchange	(32,297)	—	(32,297)	(36,196)	—	(36,196)
Share of equity method investments EBITDA	2,054	—	2,054	9,319	—	9,319
Adjusted share-based compensation expense	4,044	—	4,044	20,230	—	20,230
Out of period operating lease liability adjustment	(5,776)	—	(5,776)	(5,779)	—	(5,779)
Out of period capital expenditure adjustment	2,562	—	2,562	—	—	—
Brand license inventory provision	4,571	—	4,571	4,571	—	4,571
Impairment relating to long-lived assets	47,455	—	47,455	47,455	—	47,455
Adjusted EBITDA	$36,631	$(4,420)	$32,211	$128,000	$(12,712)	$115,288

	For the 13 Weeks Ended			For the 39 Weeks Ended
	October 1, 2023 Actuals (As Previously Reported)	Adjustments	October 1, 2023 Actuals (As Revised)	October 1, 2023 Actuals (As Previosuly Reported)	Adjustments	October 1, 2023 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(41,450)	$(6,983)	$(48,433)	$(59,753)	$(8,225)	$(67,978)
Depreciation and amortization	24,516	(13)	24,503	74,229	(67)	74,162
Interest expense, net	18,799	—	18,799	59,527	—	59,527
Income tax benefit	4,208	—	4,208	5,386	—	5,386
EBITDA	6,073	(6,996)	(923)	79,389	(8,292)	71,097
(Gain) loss on sale of property and other, net	(7)	—	(7)	(596)	—	(596)
Share of income of equity method investments	(1,953)	—	(1,953)	(4,411)	—	(4,411)
Foreign exchange (gain) loss, net	30,698	—	30,698	(3,899)	—	(3,899)
Share of equity method investments adjusted EBITDA	2,557	—	2,557	7,265	—	7,265
Adjusted share-based compensation expense	4,683	—	4,683	16,186	—	16,186
Adjusted EBITDA	$42,051	$(6,996)	$35,055	$93,934	$(8,292)	$85,642

	For the 13 Weeks Ended			For the 26 Weeks Ended
	July 2, 2023 Actuals (As Previosuly Reported)	Adjustments	July 2, 2023 Actuals (As Revised)	July 2, 2023 Actuals (As Previously Reported)	Adjustments	July 2, 2023 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(2,287)	$111	$(2,176)	$(18,303)	$(1,242)	$(19,545)
Depreciation and amortization	25,249	(35)	25,214	49,713	(54)	49,659
Interest expense, net	22,027	—	22,027	40,728	—	40,728
Income tax benefit	1,349	—	1,349	1,178	—	1,178
EBITDA	46,338	76	46,414	73,316	(1,296)	72,020
(Gain) Loss on sale of property and other, net	92	—	92	(589)	—	(589)
Share of profit (loss) of equity method investments	(1,587)	(12)	(1,599)	(2,458)	—	(2,458)
Foreign exchange (gain) loss, net	(21,584)	—	(21,584)	(34,597)	—	(34,597)
Share of equity method investments adjusted EBITDA	2,840	—	2,840	4,708	—	4,708
Share-based compensation expense⁽²⁾	5,657	—	5,657	11,503	—	11,503
Adjusted EBITDA	$31,756	$64	$31,820	$51,883	$(1,296)	$50,587

	For the 13 Weeks Ended
	April 2, 2023 Actuals (As Previously Reported)	Adjustments	April 2, 2023 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(16,016)	$(1,353)	$(17,369)
Depreciation and amortization	24,464	(19)	24,445
Interest expense, net	18,701	—	18,701
Income tax benefit	(171)	—	(171)
EBITDA	26,978	(1,372)	25,606
Gain on sale of property and other, net	(681)	—	(681)
Share of income of equity method investments	(871)	12	(859)
Foreign exchange (gain) loss, net	(13,013)	—	(13,013)
Share of equity method investments adjusted EBITDA	1,868	—	1,868
Share-based compensation expense	5,846	—	5,846
Adjusted EBITDA	$20,127	$(1,360)	$18,767

	For the Fiscal Year Ended
	January 1, 2023 Actuals (As Previously Reported)	Adjustments	January 1, 2023 Actuals (As Revised)
	(Unaudited, dollar amounts in thousands)
Net loss	$(219,780)	$(3,577)	$(223,357)
Depreciation and amortization	99,930	(15)	99,915
Interest expense, net	71,499	19	71,518
Income tax expense	5,131	—	5,131
EBITDA	(43,220)	(3,573)	(46,793)
Gain on sale of property and other, net	(390)	—	(390)
Share of (income) loss of equity method investments	(3,941)	—	(3,941)
Foreign exchange	69,600	—	69,600
Share of equity method investments adjusted EBITDA	7,577	—	7,577
Adjusted share-based compensation expense	25,101	—	25,101
Operational reorganization and severance expense	9,339	—	9,339
Membership credits expense	1,201	—	1,201
Out of period operating lease liability adjustment	(5,439)	—	(5,439)
Employment related settlement expense	913	—	913
Adjusted EBITDA	$60,741	$(3,573)	$57,168

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 31, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at September 29, 2024 of 45 Soho Houses, 8 Soho Works, Scorpios Beach Club in Mykonos and Bodrum, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)